EXHIBIT 10.4

Certain portions of this Exhibit 10.4 have been omitted based upon a request for a confidential treatment and filed separately with the Securities and Exchange Commission.

Socialist Republic of Vietnam
Independent - Freedom - Happiness

No.: 888 /HĐTM/2006

CONTRACT FOR DEVELOPING, MAINTAINING
OF INTERNET .VN DOMAIN NAMES

-	Pursuant to Vietnamese’s normative legal documents for Contracts,
-	Pursuant to Vietnamese’s normative legal documents for Internet,
-	Pursuant to The Regulations on Management and Usage of Internet Resource issued by The Ministry of Posts and Telematics of Vietnam,
-	Pursuant to the current Regulations on the tariff and management of domain name, Internet address issued by The Ministry of Finance;
-	According to demand of Vietnam Internet Center and possibility of Hi-Tek Multimedia, Inc.

Today in Hanoi, we are comprising:

Part A	:	VIET NAM INTERNET CENTRE (VNNIC)
Address	:	115 Tran Duy Hung, Ha Noi
Tel.	:	04-5564944 Fax: 04-5564955
Account No.	:	551 2929 at Asia Commercial Bank, Hanoi branch
Tax code	:	0101053720-1
Represented by	:	Mr. Nguyễn Lê Thuý - Director

Party B	:	HI-TEK MULTIMEDIA, INC. (HI-TEK)
Address	:	9449 Balboa Ave., Suite 114, San Diego, CA 92123, USA
Tel	:	(858) 571- 2007 Fax: (858) 571-8497
Account	:	8326151555 or 8326151100 at Wells Fargo Bank, USA
Represented by :		Mr. Lee P. Johnson - Director

Both sides has agreed to implement the following articles :

Article 1: Recognition of Registrar

1.	Party A has named Party B as the official registrar of .VN domains name all over the world - ccTLD (Registrar) during the valued contract period.

2.
Party A grants authorities to Party B and Party B accepts Party A's authority on receiving registration and renewal of .VN domains name, collecting the fees, charges from registrants and perform other neccessary procedures during the existent time of domain names accrording to current regulations.

Article 2: Contents of Concerns:

1.	Party B provides Internet domain names .VN online service in the world for Party A followed the provisions of the executed contract (contract) and the Annex.

2.	Party B agrees to carry out the following steps of supply service process, including:

☑	Marketing service

☑	Completing the procedure of domain name registration

☑	Collecting money from the .VN domain names registrants

☑	Caring Registrants and domains name renewal

☑	Supporting and settling complaints.

Articles 3: Commission and payment:

1.	The commission for Party B is based on the number of domain names promoted, renewed and DNS changes according to Annex 1 of this Contract.

2.
Commission’s Rate for Party B is negotiated and adjusted according to every period, based on number of developed domain names, location of Registrar and time limit for payment according to Annex 1 of this Contract.

3.	Method of payment : Cash or wire transfer

4.	Receipt of payment:

☑	Bill of payment

☑	Confirmation of collated commission

Article 4: The Rights and Responsibilities

Party A:

1.	Performing the function of managing, supervising, promoting and supporting usage of Internet resource in Vietnam.

2.	Selecting and signing contracts with the companies competently to be Registrar.

3.	Investigating and supervising the Registrar’s service provision during the operation time according to the current regulation.

4.
Requiring Registrar to perform exactly to regulations, procedure for domain name registration and usage, popularize involved National regulations, be the clue to receiving, updating and adjusting informations from Registrants to VNNIC.

5.	Allowing Party B in use and exploit of .VN domain name http://www.vn and http://dot.vn in promotion and renewal for .VN domain names of Party B.

6.	Supporting and cooperating with Party B to deal with registrant's complaints caused by Party B.

7.	Announcing and supporting Party B to settle down the arising .VN domain name matters from external terms of this contract.

8.	Performing the fully rights according to Annex 2.

9.	Performing the fully responsibilities according to Annex 2.

Party B:

1.	Receiving commission based on number of legally developed, renewed domain names, DNS changes.

2.	Enjoying the rights according to Annex 2.

3.	Ensuring the Registrar's criterion during the time of supplying service.

4.
Following the procedure for registering and usage of domain name as VNNIC's regulations. Paying fees & charges for VNNIC at the time of supplying service to registrant and summiting the domain name registration forms to VNNIC on time.

5.	Being entitled to use and take advantage of the domain name http://www.vn and http://dot.vn in promotion and renewal of .VN domain names during the Registrar’s life time.

6.
Taking liability of service provision. Not to be on behalf of VNNIC to violate the law or to lose VNNIC’s prestige; as well as violate regulation on management and usage of Internet resources or refuse providing service when having registrants’ order.

7.	Settlment complaints, dispute arising between Registrar and Registrant during the time of register and use of .VN directly.

8.
The registry is responsible for: compensation, reimbursement ……….caused by Registrar’s fault in accordance with laws in such specific cases as registrant's domain name lost, temprorary stoppage or cancellation by the registry due to the registrar’s fault (The Registrar does not pay for renewal fee, or not pay in due time to VNNIC even collected from registrants already; demands VNNIC to suspend, stop or update registrants’s information in contrary to the legally registrant's orders.

9.	Supporting and cooperating with Party A to settle down the user's complaints caused by Party A.

10.	Cooperating with Party A to promote .VN domain name every period

11.	Taking responsibility to feedback Party A any problem arising from external terms of this contract.

12.	Performing fully responsibilities regulated in term of Annex 2.

Article 5: General provisions:

1.	The Two sides commit to exactly perform all provisions in the contract.

2.	The contrat will be adjusted in case of changing policies that both parties must follow.

3.	The Contract will be in effectiveness since being signed and would be ended in just cases:

•	Which party violates the agreements named in this contract and does not stop within 15 days or repeat it since the day receiving documentary announcement of other side.

•	One side is bankrupt or forced to stop doing business by govermental authorities

•	Both sides agree to end the contract.

•	Party B violates Registrar's standard that is stipulated by Party A and uploaded on VNNIC's website.

In case of ending the contract, each side must inform the rest by document before 45 days. When receiving that document, both sides shall carry on liquidating the contract and clear all the finance items. The changing Registrar .VN domain name will be implementing as in section B, Annex 3 of this contract.

4.
When Party B stops developing .VN domain name but still is representative for registrant to renew domain names, both will liquidate the contract and negotiate to make another contract on renewal of domain names promoted previous.

5.
During the implementation of contract, if either party wants to amend the contract, must to notice the other party in a 05 working days earlier. In case, there is any conflict/contradiction between annex and contract, the contract will take effect. Party A's recommendation to Party B regarding domain name registration procedure is considered as Contract's annex.

6.
Every dispute that cannot be negotiated based on the spirit of cooperation, mutual respect, will be interfered by Hanoi Municipal Economy Court in accordance with laws of Republic and Social of Vietnam.

7.	The contract consists of 5 pages and made into 04 copies with the same value, each side keeps 02 copies.

ON BEHALF OF PARTY A (signed) Nguyen Le Thuy Director	ON BEHALF OF PARTY B (signed) Lee P. Johnson Director

ANNEX 1

(Issued under the contract for developing, maintaining domains name .VN)

Reward and rate of reward for Party B

1. Reward

❖	The reward for Party B will be counted by :

[CONFIDENTIAL TREATMENT REQUESTED]

In which:

•	M: The reward receiving by Party B.

•	M1: Total amount of approved new register domains fees for one year

•	M2: Total amount of domains renewal fees for one year .

•	M3: Total amount of DNS changed fees for one year.

•	M4: Total amount of the new register and renewal fees of .VN third level domains under Party B’s second level domain name for one year (applying to IXP, ISP, ICP, OSP).

•	k1, k2, k3, k4: Rate of reward under M1, M2, M3, M4 (k1, k2, k3, k4 will be adjusted by each period according to the anoucement of Party A or the agreement of both parties.

•	In case of Registrar receiving one or many domains for renewal from another registrar, and these domains are valid, then they shall not be counted in the list of reward.

•	Domains fees should be obeyed the tariff issued by Ministry of Finance.

•	Total amount of reward shall be counted under the rate that has been agreed between Party A & Party B and based on the domain name fees and charges issued by Ministry of Finance.

2. Rate of reward
2.1 The rate of reward based new registration fee - M1:

By year

Order	Quantity of new register domains / year (N)	Rate of reward (k1)
1	N ≤ 500	[CONFIDENTIAL TREATMENT REQUESTED]
2	500 < N ≤ 2000	[CONFIDENTIAL TREATMENT REQUESTED]
3	2000 < N ≤ 4000	[CONFIDENTIAL TREATMENT REQUESTED]
4	N> 4000	[CONFIDENTIAL TREATMENT REQUESTED]

Note:

(*) total rate of reward for all domains when N is from 501 to 2000;

(**) total rate of reward for all domains when N is from 2001-4000;

(***) total rate of reward for all domains when N is over 4000.

2.2. The rate of reward based on renewal fee - M2:

Order	Renewal Years	Reward rate (k2)
1	First year	[CONFIDENTIAL TREATMENT REQUESTED]
2	From the second year	[CONFIDENTIAL TREATMENT REQUESTED]

2.3. M3 reward rate:  [CONFIDENTIAL TREATMENT REQUESTED]

2.4. M4 reward rate: [CONFIDENTIAL TREATMENT REQUESTED]

3. Payment:

VNNIC shall make the payment for Registrar once per year under the rate that has been agreed by both parties in this annex.

ON BEHALF OF PARTY A (Signed) Nguyễn Lê Thúy Director	ON BEHALF OF PARTY B (Signed) Lee P. Johnson Director

ANNEX 2
(Issued under the contract for developing, maintaining .VN domains name)

THE REGULATION ON DOMAIN NAME MANAGEMENT
BETWEEN VNNIC AND REGISTRAR

CHAPTER I
GENERAL PROVISIONS

Article 1: Definitions and principles

1.	Service: .VN domain name registration

2.
Domain name registrar: is service-providing organizations registration country-coded domain name ".VN", designated by VNNIC on the basis of selection according to demand for development of domain name-registration service and criteria.

3.	The Registrar Criteria: is the system of standard prescribed and applied in the process of selecting and assessing the performance of registrar and is declared on VNNIC website.

4.	Domain name registrant: is a legal entity or a natural person who used, is using or is going to use the Internet .VN domain name.

5.
Deposit: is the action that registrar have to deposit amount of money to VNNIC’s account or give money to VNNIC in order to activate instanstly the .VN domain name. The deposit is minimum of [CONFIDENTIAL TREATMENT REQUESTED]. During the process of supplying the service, the deposit is deducted and fully recharged if the remains at least [CONFIDENTIAL TREATMENT REQUESTED]

6.
The time when the dossiers for registration of domain names are received is when information of registration is update to VNNIC database and available on WHOIS. The principle is “First come, first serve”.

7.	The fee is not refundable in any case due to the activated domain nanes.

8.	Legal documents for correlation:

•	All the legal documents on Internet field issued by Vietnamese governmental organizations.
•	The current Regulation on management and usage of Internet resources issued by The Ministry of Posts and Telematics;
•	The current Regulation on the fee, charge of issuance and management of domain name, IP address issued by The Ministry of Finance;
•	These legal documents had to be propagated to the staff of registrar who directly carries out the process of domain name registration.

Article 2: Development of the third-level domain names under the second-level domain names of IXP, ISP, ICP, and OSP.

The registrar who is also IXP, ISP, ICP, and OSP have the authority to approve, issue third-level domain manes under the second-level domain names but following these regulations:

1.	To register with VNNIC what the second-level domain name is used to issue third-level domain names for business or customers who use their Internet services

2.	To collect the fee and report the list, the number of registrant domain names monthly for the base of management and collation of the fees and commission.

3.	To archive, collect and send the dossiers of registrants to VNNIC on the third working day of the next month.

4.
To perform seriously the fees collection and yearly renewal of these third-level domain names according to the regulation issued by the Ministry of Finance, pay for VNNIC (VNNIC will issue the invoice for total domain name) and receive the commission set in the Annex 1 of this Contract.

5.
In the case that Party B break the regulation on management and usage of Internet resources issued by The Ministry of Post and Telematics, the provision in this Contract or supply false information of domain names to VNNIC, Party A will cease the service or terminate the performance of Party B’s second-level domain name.

CHAPTER II

THE RIGHTS AND RESPONSIBILITIES OF VNNIC

Article 3: The Rights

1.	Approving and allocating domain names to the direct registrant at VNNIC

2.	Considering and allocating the legally domain names to the authorized Registrar on behalf of registrant.

3.	Requiring Registrar to recheck invalid or disobeyed - domain naming principle, and refusing to allocate these invalid domain names

4.	Handing over to Registrar the responsibilities which are agreed in Contract and Appendices

Article 4: The Responsibilities

1.	Guiding Registrar to carry out the following affairs:

➢	The basic knowledge and skill to inform registrants

➢	The process of domain name allocation (announced on VNNIC website: http://www.vnnic.vn).

2.
Announcement of the officially recognized Registrar on VNNIC website. Putting Registrar’s logo with the size of at least 130x 60 pixels on VNNIC website, linking to Registrar’ website at the address http:// www.vn and http://dot.vn

3.
Alloctation the domain names which Registrar submits online within 2 hours or directly in office hours (since information is updated to VNNIC database), within 2 first hours of the next work day as for domain names submitted out of office hours, on public or legal holiday.

4.
For reconsidering to domain name’s allocation or naming violations to the the regulation on management and usage of Internet resources, VNNIC has to inform Registrar within 2 hours or directly in office hours (since information is updated to VNNIC database), within 2 first hours of the next work day as for domain names submitted out of office hours, on public or legal holiday.

5.
Not to collect the domain name’s fees directly from the registrants which have authorized the procedure to Registrar, except for having the liquidation agreement between Registrar and registrants to let the registrants renew or register the domain name from the beginning with VNNIC after the domain name has been stopped

6.	Building the technical conditions for domain name online registration.

7.	Paying enough reward and commission for Registrar based on the developed number of domain names.

8.	Supporting Registrar to implement the .VN domain name developed activities.

9.	Timely Supporting Registrar to perform the works relating to .VN domain names which Registrar’s capacity is not competent.

10.	Supporting and cooperating with Registrar to settle down the complaints from .VN domain name registrants

11.
Officaly announcement to Registrar when having the changes of fees, charges, policies on Registrar and domain names in writing. In case of changing the fees and charges, VNNIC is responsible for adjusting the scale of commission according to level M1 and M2 with negotiation and agreement with Registrar and according to VNNIC’s regulation on finance.

CHAPTER III

THE RIGHTS AND RESPONSIBILITIES OF REGISTRAR

Article 5: The Rights

1.	To attend the training course of Internet resources, the regulations on domain name management and registration procedures held by VNNIC.

2.	To join public activities launched by VNNIC.

3.	To request VNNIC to introduce basic informations and conditions related to provision of service.

4.	To use the name and logo of VNNIC on banners and media of advertising and marketing conducted by Registrar.

5.	To develop the system of subordinate Resellers of .VN domain names.

Article 6: The Responsibilities

1.	To obey the regulation on Internet, on national internet resources issued by government agencies

2.
To appraise the accusation and legal of registration dossiers and submit timely to VNNIC’s database via VNNIC online registration link so that VNNIC can approve and allocate these domain names in the prescribed time.

3.	To introduce and implement the registration procedures, manage and archive the dossiers of the registrants live and work oversea.

4.
To completely collect and record original dossiers of domain name registration, change from registrants who are Vietnamese and foreign agencies and organizations operating lawfully in Vietnam, Vietnamese individuals and foreigners living and working in Vietnam and send to VNNIC once a month.

5.
To receive and appraise the accusation of information before updating information to VNNIC database according to VNNIC’ s regulation, to take the responsibility to store the information during the time of domain name usage.

6.
To settle the orders of changing DNS which is still renewal through Registrar, to introduce Registrants to complete the domain name changed form and pay that fee. In case of transferring DNS to other Registrar, Registrar has to introduce registrants to complete the Registrar’s changing procedures in accordance with provision A, Annex 3 in the Contract.

7.	To take the responsibility of popularizing and updating regulations, policies on Internet resources (which Party A announced Party B) to registrants under management of Registrar.

8.	To follow and speed up payment of registrants, to notify payment according to VNNIC’ s process and regulation, keep contact information of registrants to perform the fee collection.

9.	To be the sole address to transfer the payment of registrants under management of Registrar to VNNIC

10.	To develop the system of service provision based on current regulation.

11.	To set VNNIC logo with the size of at least 130x 60 pixels on Registrar’s website with the address: (http:// www.vn and http://dot.vnwww.vn) link to VNNIC’ s website (http:// www.vnnic.vn)

12.	To perform the affairs in the prescribed time; to be under the supervision and control from VNNIC due to the standard and responsibilities of Registrar.

CHAPTER IV

THE PROCESS OF DOMAIN NAME DEVELOPMENT

Article 7: The principles:

1.	Registrants of domain name shall be resepected. Registrar do not prevent registrants from the changing the domain name renewal among the Registrar or between Registrarand VNNIC.

2.	VNNIC and Registrar cooperate to build up and complete the system of online service provision.

3.	VNNIC supports Registrar to execute the popularizing, advertising .VN domain name in every period.

4.	To take the full advantage of information on VNNIC website www.vnnic.net.vn

5.	Registrar reflect information to VNNIC at the email address: regs@vnnic.net.vn.

Article 8: Propaganda and promotion of domain names

1.	Registrar self- motivated performs the measures of popularizing and promoting service provision for registrants and informs VNNIC.

2.	Registrar is responsible for introducing the whole service to registrants so that registrants can use necessary information and procedures to registry domain names according to current regulations.

3.	Registrar should have at least a certain activity once a quarter on marketing, promoting .VN domain name and informs VNNIC.

Article 9: Procedures of registration, change of information and Return Domain name

1.	Domain names registration: Registrar has to introduce registrants to fill necessary information and submit the registration form including:

➢
For Vietnamese and foreign agencies and organizations operating lawfully in Vietnam: domain registration form, as issued by VNNIC, is signed and stamped by the agency or organization applying for registration,

➢	For Vietnamese individuals and foreigners living and working in Vietnam, such a dossier comprises:

-	Domain name registration Form, as issued by VNNIC, is signed by the registrant

-
Identity card or Residence book in case of application by individuals; Passport and Residence Card or Provisional Residence Certificate issued by State’s competent authorities to foreign individuals living and working in Vietnam.

➢
For foreign organizations and individuals not living and working in Vietnam, such a dossier comprises: Domain name registration form as issued by VNNIC. Registrar have to sign on behalf of registrants and in charge of the truth and accusation of submitted dossiers.

2. Change and return of domain names:

➢
For foreign organizations and individuals not living and working in Vietnam: Registrar actively introduce registrants to perform declaration of changing, record dossiers of contact information and DNS transfer, updated changes and pay prescribed fees and charges. VNNIC will update changed information after receiving valid orders from Registrar.

➢
For Vietnamese and foreign agencies and organizations operating lawfully in Vietnam, Vietnamese individuals and foreigners living and working in Vietnam, Registrar has to ask for completing dossiers and collect fees in case of DNS change. Registrar have to appraise dossiers and send dossier and fee to VNNIC, such dossier comprise:

❖	For organizations: a declaration of changes of domain names form, request document for returning domain name signed and stamped by competent individual in such organization

❖	For individuals:

-	A declaration of domain names changes or request document for returning domain name admitted by the registrant. All the documents must be declared by the right owned domain name registrant.

-	The notarized papers of registrants.

Article 10: Receiving and handing over dossiers

1.	Receiving registration procedures from Registrar

➢
Registrar receives dossiers form registrants and submit the registration form to VNNIC online inside and outside office hours. The recognized time of receiving the dossier is the time at which Registrar submit successfully domain names to VNNIC database.

➢
Receiving the registration form of the retrieved domain names can be executive when the domain name is totally splited out of VNNIC database. Before that time, VNNIC doesn’t accept any registration form neither direct nor online. The time to suspend and retrieve domain names in case of being in excess of the time limit is set by VNNIC according to current period and announced on website as well as notify Registrar.

2.	Receiving dossier of change of domain names from Registrar.

➢
For orders of DNS change: Registrar must e-mail orders and information to VNNIC’s address. When receiving the orders, VNNIC will e-mail back to Registrar to confirm the orders and the fee of change. VNNIC will execute the changes only when receiving the confirmation by Registrar.

➢
For orders of changing contact information of registrants, such as telephone number, email address, etc…: After receiving form of change form registrants, Registrar update information to database and e-mail changed information to VNNIC at the email addresses, send original dossiers to VNNIC (for organization and individuals living and working in Vietnam).

3.	Transfer dossiers: Registrar transfers original dossiers according to Article 9 of the Annex to VNNIC on the first 3 working day of the next month.

Article 11: Collection of fees, charges

Registrar is responsible to follow up the registrants to the payment of domain name registration, renewal according to regulation in details:

➢	To collect the fees, charges of domain name registration, renewal, DNS changes from the registrants until the retreiving domain name or registrants renew domain name with other Registrar.

➢	To e-mail at least once time in order to remind registrants pay renewal fees before the time limitation.

➢	For registrants living and working in Vietnam, at least a month before the time limit of renewal, Registrar has to notify registrants in writing to renew domain names and keep the document in house

Article 12: Activation of domain names

1.
After receiving the online registration from Registrar, VNNIC will approve domain names in prescribed time according to Article 4 above and deduct the deposit of Registrar to activate valid domain names. In case of invalid domain names, VNNIC notify Registrar to check and complete.

2.	Registrar follows up the process of announcement and activation of domain names to inform registrants.

Article 13: Claim Settlement

1.	Registrar is responsible to settle such complaint of registrants’ domain name registration, renewal and change under its management.

2.
In case of complaints which Registrar is not competent to settle, Registrar is obliged to introduce registrants to perform according to dispute resolution regulation announced on VNNIC website and inform VNNIC; cooperate and provide VNNIC necessary information to settle complaints.

CHAPTER V

COMMISSION AND PAYMENT

Article 14: Basic of commission

1.	Reward Rate

2.	The fees, charges of domain name registration

3.	The renewal fees of domain names. Registrar can get commission of domain name renewal in the following cases:

-	Registrants (promoted by Registrar) pay renewal fees at Registrar.

-	Registrants (promoted by other Registrar) authorize the Registrar to renew their domain names.

Article 15: Collation of payment:

1.	Within first 5 workdays after periodical time for payment, Registrar will collate and confirm the commission with VNNIC.

2.	Within the next 5 workdays, Registrar and VNNIC will finish the balance sheet of commission.

3.	In case of liquidation of the Contract, VNNIC will pay the commission for Registrar based on the number of domain names promoted as well as refund remain deposit for Registrar.

ON BEHALF OF PARTY A (Signed) Nguyễn Lê Thúy Director	ON BEHALF OF PARTY B (Signed) Lee P. Johnson Director

ANNEX 3

(Issued under the contract for developing, maintaining .VN domains name)

CHANGING DOMAIN NAME REGISTRATION BETWEEN REGISTRAR

A. Changes according to registrants’ request:
1. Principles:

a)	Only when Registrants ask for removing to other .VN Registrar
b)	Registrar mustn’t prevent registrants from changing Registrar without valid reason.
c)	Registrar have to agree in writing with registrants in changing Registrar.
d)	Domain names can be removed to new Registrar in following case:

-	Domain names are in dispute or in process of dispute settlement.
-	Domain names are suspended.

2. Procedures of changing Registrar:
a) In case of agreeing with registrants on changing Registrar, Registrar send VNNIC an Application of changing domain names enclosed with written agreement by old Registrar.
b) When receiving valid Applications of changing domain names, VNNIC will update changed information of domain names. The procedures of collecting charges, fees of changing, renewal will be performed by new registrar (No directly transaction with registrants)

B. Changing Registrar in case of ending contracts.

1. Thirty days before ended time of the contract, Party B is responsible for informing registrants who are in service provision of Party B about liquidate contract with VNNIC and suggest registrants to select and change Registrar or remove domain names to VNNIC or let domain names suspend automatically when the time limit past.

❖
If registrants would like to remove to new Registrar, Party B is responsible for supporting and introducing registrants to perform procedures of removing domain names to new Registrar according to Item A of this Annex.

❖
If registrants would like to remove domain names to VNNIC, Party B is responsible for sending VNNIC the declaration of changing domain names, including information of registrant’s name, address, billing contact. Billing contacts of domain names after that will be followed the address in the declaration.

❖	If registrants don’t belong to both measures above, Party B must inform registrants that domain names will be deleted when the expired date is over.

2. VNNIC will change DNS free of charge at least once in VNNIC’s database for domain names like those.

ON BEHALF OF PARTY A (Signed) Nguyễn Lê Thúy Director	ON BEHALF OF PARTY B (Signed) Lee P. Johnson Director